FOR IMMEDIATE RELEASE	CONTACT:	BRETT CHILES
(713) 529-0900

EQUUS TOTAL RETURN, INC. ELECTS ROBERT L. KNAUSS INDEPENDENT CHAIRMAN OF ITS BOARD

HOUSTON, TX – December 19, 2007 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) today announced that on December 17, 2007, the Fund’s board of directors elected Robert L. Knauss as the Fund’s independent (non-executive) Chairman of the Board.

"This position represents our continuing efforts to follow developing trends in corporate governance. Bob Knauss has served on the Equus board since 1991 and brings insight and value to the Fund,” stated Kenneth Denos, CEO of Equus.

In addition to serving on the Equus board, Mr. Knauss is currently an Independent Director of The Mexico Fund Inc. (investment company), XO Holdings, Inc. (telecommunications), and WestPoint International Inc. (home products). During the past twenty years Mr. Knauss has served on the Boards of Directors of eight Public Companies. He was the former Dean and Distinguished University Professor of the University of Houston Law Center. Mr. Knauss was also the former Dean of Vanderbilt Law School.

Equus Total Return, Inc. is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on Equus Total Return, Inc. may be obtained from the Equus website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.